SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                             Current Report Pursuant
                          to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 27, 1999
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                      AMERICAN LAWYER MEDIA HOLDINGS, INC.
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             (Exact Name of Registrant as Specified in its Charter)

                                    Delaware
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                 (State or Other Jurisdiction of Incorporation)

      333-50119                                          13-3980412
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(Commission File Number)                    (I.R.S. Employer Identification No.)

                 345 Park Avenue South, New York, New York 10010
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               (Address of Principal Executive Offices) (Zip Code)

                                 (212) 779-9200
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              (Registrant's Telephone Number, Including Area Code)
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Item 5. Other Events.

            This Current Report on Form 8-K is being filed with the Securities and Exchange Commission by American Lawyer Media Holdings, Inc. (the "Company") for the purpose of reporting that on July 27, 1999, American Lawyer Media, Inc. ("ALM"), a wholly-owned subsidiary of the Company, completed the sale, for $1,000,000 in cash, of all of the common stock, par value $.01 per share, of ALM's wholly-owned Internet subsidiary, Professional On Line, Inc. ("POL"), to Law.Com Acquisition Corp. (the "Purchaser"), the holding company for a leading Web destination for law information, e-commerce and e-services. At the time of the sale, the Purchaser was owned primarily by the current stockholders of the Company.

            The Purchaser then merged into POL, with POL surviving, thereby seeking to create a comprehensive destination for legal information on the Web. A copy of the press release issued by the Company announcing this merger is filed as Exhibit 99.1 hereto and incorporated herein by reference. After the merger, POL changed its name to Law.Com, Inc. ALM owns all of the issued and outstanding 12.5% Preferred Stock of Law.Com, Inc. and the common stock of Law.Com, Inc. is owned primarily by the current stockholders of the Company.

Item 7. Financial Statements, Pro Forma Financial
        Information and Exhibits.

      (a)   Financial Statement of Businesses Acquired.

            None.

      (b)   Pro Forma Financial Information.

            None.

      (c)   Exhibits.

            The following exhibits are filed herewith:

            99.1  Press Release dated July 27, 1999.


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

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       AMERICAN LAWYER MEDIA HOLDINGS, INC.


                                       By: /s/ William L. Pollak
                                           -------------------------------------
                                           William L. Pollak
                                           President and Chief Executive Officer

Date: August 24, 1999


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

                                  EXHIBIT INDEX

Exhibit
Number                                    Description
------                                    -----------

99.1                          Press Release dated July 27, 1999.


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